UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2016

TODEX CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-201288	37-1765902
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1810 E. Sahara Avenue, Suite 219
Las Vegas, NV 89104

(Address of principal executive offices) (zip code)

(702) 997-2502

(Registrant's telephone number, including area code)

_____________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

On April 13, 2016, our majority shareholder, Vladislav Ermolovich, sold his entire interest in the company, consisting of 6,000,000 shares of our common stock, to Retail Acquisitions Limited, the assignee under a Common Stock Purchase Agreement between the parties, for cash consideration of One Hundred Ninety Five Thousand Eight Hundred Fifty Dollars ($195,850.00). The shares acquired by Retail Acquisitions Limited constitute 69.93% of the 8,580,000 shares of common stock issued and outstanding. The source of funds was cash on hand by Retail Acquisitions Limited. The individual with voting and dispositive control over Retail Acquisitions Limited is Dominic Chappell. In connection with the purchase and sale of the shares, Vladislav Ermolovich appointed Dominic Chappell as our sole officer and director, and then resigned all positions.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 13, 2016, in connection with the purchase and sale of a majority of our outstanding shares of common stock, Vladislav Ermolovich appointed Dominic Chappell as our sole officer and director, and then resigned all positions.

Dominic Chappell, age 49, was appointed as our Sole Director, President, Secretary, and Treasurer on April 13, 2016. He will serve until his resignation or until his successors are elected or appointed. Mr. Chappell is a director and majority shareholder of Retail Acquisitions Limited, which owns BHS Group Ltd., the owner of the British Home Stores chain of retail stores. Mr. Chappell has been the executive director of BHS Group Ltd. since March 2015, a director of Retail Acquisitions Limited since November 2014, a director and chief executive officer of Swiss Rock, plc since January 2013, the chairman and chief executive officer of Olivia Holdings Ltd. since May 2012, and a director of Cadiz Petroleum Ltd. since March 2012. Previously, Mr. Chappell was executive director of Olivia Investments Ltd. since from June 2008 to December 2012, and the chief executive officer of Olivia Petroleum SA from August 2010 to September 2012.

Mr. Chappell is a highly experienced entrepreneur with considerable experience in turning around very substantial businesses and implementing effective business planning for sustained growth and longevity. He has over 20 years in the oil and gas industry and property development. His experience encompasses all areas ranging from business administration, financial restructuring and corporate turnaround. He is recognized by clients as a consummate professional with a high degree of personal input, is able to analyze complex situations, design practical solutions, and implement cost-effective plans, and is known for motivating staff to improve production and exceed goals.

Mr. Chappell does not, and has not within the past five years, served as a director in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, as amended.

Section 9 – Financial Statement and Exhibits

Item 9.01 Financial Statements and Exhibits.

None.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Todex Corp.

Dated: April 14, 2016	By:	/s/ Dominic Chappell
	Name:	Dominic Chappell
	Its:	President